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EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
Maxim Pharmaceuticals, Inc.:

        We consent to incorporation by reference in the registration statement on Form S-3 of Maxim Pharmaceuticals, Inc. of our report dated November 21, 2003, with respect to the consolidated balance sheets of Maxim Pharmaceuticals, Inc. and subsidiary as of September 30, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2003, and for the period from inception (October 23, 1989) through September 30, 2003, which report appears in the September 30, 2003, annual report on Form 10-K of Maxim Pharmaceuticals, Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for goodwill.

                      /s/ KPMG LLP

San Diego, California
January 14, 2004

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  EXHIBIT 23.1
Independent Auditors' Consent